Exhibit 99.1

Keane Announces New Credit Facility

HOUSTON, Texas (May 29, 2018) - Keane Group, Inc. (NYSE: FRAC) (“Keane” or the “Company”) announced today that on May 25, 2018 the Company entered into a new senior secured term loan facility (the “New Term Loan Facility”) in an initial aggregate principal amount of $350 million to refinance its existing term loan credit facility, of which approximately $282.5 million in aggregate principal amount was then outstanding, and to pay related fees and expenses as well as accrued interest of $4.3 million. After discounts and fees related to the New Term Loan Facility, approximately $50 million of excess proceeds remained to fund general corporate purposes.

The New Term Loan Facility has, at the Company’s election, an interest rate per annum initially equal to either (a) the base rate plus 2.75% or (b) LIBOR (subject to a 1.00% floor) plus 3.75%, compared to the existing term loan credit facility’s interest rate per annum of either (a) the base rate plus 6.25% or (b) LIBOR (subject to a 1.00% floor) plus 7.25%. The New Term Loan Facility has a stated maturity date of May 25, 2025. Assuming an interest rate for the New Term Loan Facility at the initial interest rate specified above, the refinancing is expected to result in annualized cash interest savings of approximately $5.0 million driven by lower interest rates, partially offset by an increased facility size.

“In furtherance of our commitment to maintain a strong balance sheet, we are pleased to enter into this new term loan.” said Greg Powell, President and Chief Financial Officer of Keane. “The new facility provides for greater financial flexibility by extending our maturity profile, securing favorable rates and further improving our liquidity. The new facility, combined with an already attractive financial position and strong cash flow generation, increases our capacity to grow our business and return value to shareholders.”

Barclays, J.P. Morgan and BofA Merrill Lynch acted as the joint lead arrangers and book runners, Citigroup and Morgan Stanley acted as the senior managing agents and The Bank of Nova Scotia and Stifel, Nicolaus & Company acted as co-managers for the New Term Loan Facility. Barclays will serve as the administrative agent for the New Term Loan Facility.
For further information regarding the New Term Loan Facility, please refer to the Company’s current report on Form 8-K to be filed with the Securities and Exchange Commission.

About Keane Group, Inc.

Headquartered in Houston, Texas, Keane is one of the largest pure-play providers of integrated well completion services in the U.S., with a focus on complex, technically demanding completion solutions. Keane’s primary service offerings include horizontal and vertical fracturing, wireline perforation and logging, engineered solutions, and cementing, as well as other value-added service offerings. Keane currently owns approximately 1.2 million hydraulic fracturing horsepower and 31 wireline trucks and provides engineered solutions. Keane’s broad geographic footprint spans the most prolific U.S. shale basins including the Permian, Marcellus / Utica, Bakken and SCOOP / STACK. Keane prides itself on its outstanding employee culture, its efficiency and its ability to meet and exceed the expectations of its customers and communities in which it operates.

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements, including statements regarding Keane’s plans, objectives, future opportunities for Keane’s services, future financial performance and operating results and any other statements regarding Keane’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond Keane’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to the operations of Keane; the anticipated funding and expected delivery of the newbuild fleets; results of litigation, settlements and investigations; actions by third parties, including governmental agencies; volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for Keane’s services and their associated effect on rates, utilization, margins and planned capital expenditures; global economic conditions; excess availability of pressure pumping equipment, including as a result of low commodity prices, reactivation or construction; liabilities from operations; weather; decline in, and ability to realize, backlog; equipment specialization and new technologies; shortages, delays in delivery and interruptions of supply of equipment and materials; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and in integrating acquisitions; product liability; political, economic and social instability risk; ability to effectively identify and enter new markets; cybersecurity risk; dependence on our subsidiaries to meet our long-term debt obligations; variable rate indebtedness risk; and anti-takeover measures in our charter documents.
Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Keane’s Securities and Exchange Commission (“SEC”) filings, including the most recently filed Forms 10-Q and 10-K. Keane undertakes no obligation to publicly update or revise any forward-looking statement.

Contacts:
Investor Relations
(713) 893-3602

Marc Silverberg, ICR
marc.silverberg@icrinc.com

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